Exhibit 99.1

Southern Sauce Company, Inc.

Morriston, Florida

www.koshergold.com

Company Contact:

Southern Sauce Company Receives First Order For its “Kosher Gold” Barbeque Sauce

Morriston, Florida. April 20, 2006. Southern Sauce Company, Inc. announces that it has finalized the branding, packaging and labeling of its first product and received its initial sales order. The product, a tangy gold mustard-based barbeque sauce, is initially being sold in South Florida.

This product distinguishes itself in several ways from mass market barbeque sauces. Its gold color makes it stand out on the shelf. It is also 100% natural with no artificial ingredients, preservatives, chemicals or colors. The company has submitted for and expects a Kosher designation from Orthodox Union.

Robert Jordan, President of Southern Sauce, said, “We hope our initial product introduction will result in a loyal customer base and repeat orders. We are currently marketing directly to retail outlets and a successful introduction will enable us to seek a distributor with greater marketing reach.”

Cautionary Note Concerning Forward Looking Statements: Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Prospective investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from anticipated results. Potential risks and uncertainties include but are not limited to consumer acceptance of our product and the ability to manufacture and sell our product in sufficient quantity and price to become profitable. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the anticipated results expressed or implied herein will not be realized.